Exhibit 10.20

AGREEMENT

This AGREEMENT, effective February 15, 2017 (“EFFECTIVE DATE”) is made by and between MDB Communications LLC, 41 University Drive, Suite 400-01, Newtown, PA 18940 (“CONSULTANT”), and Relmada Therapeutics, Inc., 275 Madison Ave, STE 702, New York, NY, 10016 (“CLIENT”).

CONSULTANT provides a full range of financial, investor, digital media, and public relations services, and CLIENT wishes to hire CONSULTANT to perform such services.

Therefore, the parties, intending to be legally bound, agree as follows:

1.	DESCRIPTION OF SERVICES

A.	Consulting Services. The services that will be provided by CONSULTANT appear in Schedule A (“PROJECT’) and may be amended from time to time as agreed in writing by the CLIENT and the CONSULTANT.

2.	CONFIDENTIAL INFORMATION

A.	Confidential Information. CONSULTANT agrees to treat as confidential any and all Confidential Information obtained from CLIENT. Notwithstanding the foregoing, Confidential Information may be disclosed to the extent required by any law or regulation of any governmental authority having jurisdiction over CONSULTANT, with appropriate efforts made to maintain confidentiality. “Confidential Information” shall mean all information received by CONSULTANT from CLIENT, including, but not limited to, technical data, clinical study materials, clinical study data, know-how, research, products, services, customers, markets, software, developments, inventions, processes designs, technology, intellectual property, drawings, engineering, regulatory affairs, packaging, distribution, labeling, marketing, price lists, operating protocols, advertising and business plans or finances, whether written or oral and whether disclosed prior to, or subsequent to, the date hereof.

B.	Maintaining Confidential Information. CONSULTANT shall maintain Confidential Information in confidence as set forth herein, for a period of five (5) years beyond expiration of this Agreement. The foregoing obligations will not apply to information that CONSULTANT can establish by written records: (a) bad knowledge of prior to the receipt of the Confidential Information; (b) was disclosed to CONSULTANT by a third party having the right to do so; (c) was, or subsequently became, in the public domain through no fault of CONSULTANT, its officers, directors, employees or agents; (d) was independently developed by CONSULTANT without use of the Confidential Information; (e) was disclosed with the written consent of CLIENT; or (I) was disclosed by CONSULTANT pursuant to any judicial, governmental or stock exchange request, requirement or order, so long as CONSULTANT provides CLIENT with sufficient prior notice to contest such request, requirement or order.

1

3.	COMPENSATION

In return for services, CLIENT agrees to pay CONSULTANT the compensation described in Schedule B.

4.	EXPENSES

CLIENT will reimburse all reasonable expenses incurred by the CONSULTANT in connection with the CONSULTANT’s duties and responsibilities hereunder.

5.	INDEPENDENT CONTRACTOR

It is the express intention of the CLIENT and CONSULTANT that the CONSULTANT performs the work under the PROJECT as an independent contractor to CLIENT. CONSULTANT expressly understands and agrees that CLIENT will not make any deductions whatsoever from amounts due to CONSULTANT pursuant to this AGREEMENT for federal, state or local taxes, FICA, FUTA, state unemployment tax or any other tax, withholding or payment obligation.

6.	OWNERSHIP

CONSULTANT agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvement, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by CONSULTANT, solely or in collaboration with others, during the TERM of this AGREEMENT that relate in any manner to the business of the CLIENT, in connection with its performance of the services described or referred to herein (collectively, “INVENTIONS”) , are to be the property of CLIENT. The CONSULTANT also agrees to assign (or cause to be assigned) and hereby assigns fully to the CLIENT all INVENTIONS and any copyrights, patents, mask work rights or other intellectual property rights relating to all INVENTIONS.

7.	LIMITATION OF LIABILITY

A.	CONSULTANT shall perform its work hereunder in a professional manner and under appropriate regulatory guidelines.

B.	EXCEPT AND TO THE EXTENT EXPRESSLY PROVIDED IN SECTION 7(A) AND IN LIEU OF ALL OTHER WARRANTIES, CONSULTANT MAKES NO WARRANTIES, EXPRESS OR IMPLIED.

2

C.	EXCEPT WITH RESPECT TO LIABILITY ARISING FROM BREACH OF SECTIONS 2 or 7(A), CONSULTANT’S LIABILITY TO CLIENT HEREUNDER SHALL, IN NO EVENT, EXCEED THE AMOUNTS PAID BY CLIENT TO CONSULTANT.

D.	IN THE PERFORMANCE OF ITS SERVICES HEREUNDER, CONSULTANT HAS THE RIGHT TO RELY ON INFORMATION SUPPLIED TO CONSULTANT BY CLIENT.

E.	ALL CLAIMS BROUGHT BY ANY PARTY UNDER THIS AGREEMENT MUST BE COMMENCED WITHIN ONE (1) YEAR OF THE EVENT GIVING RISE TO THE CLAIM.

8.	OTHER OBLIGATIONS

CONSULTANT warrants to CLIENT that CONSULTANT is currently under no contract or agreement that prevents the CLIENT from receiving the benefit of the CONSULTANT’s services in accordance with the terms of the AGREEMENT. CONSULTANT will inform CLIENT of conflicting obligations if they arise in future requests for services by CLIENT under this AGREEMENT.

9.	ASSIGNMENT

Either party may assign this AGREEMENT or its obligations or rights under this AGREEMENT without prior consent of the other party to an affiliate or in connection with the transfer or sale of all or substantially all of the portion of its business to which this AGREEMENT relates, or in the event of its merger or consolidation or change in control or similar transaction.

10.	AMENDMENT

This AGREEMENT may be modified or amended if the amendment is made in writing and is signed by both parties.

11.	TERM AND TERMINATION

A.	Term. The term of this agreement shall commence as of the EFFECTIVE DATE and shall continue until December 15, 2017, unless terminated as provided in Section 11.B below (“TERM”); provided, however, that the TERM may be renewed for successive periods by the mutual written agreement of both parties.

B.	Termination. Notwithstanding the foregoing, either party may terminate this AGREEMENT at any time with or without cause during the initial term or any renewal term upon giving thirty (30) days written notice to the other party. Unless otherwise modified in writing and signed by both parties, during any renewal period all the terms, conditions and provisions of this AGREEMENT shall remain in full force and effect. In the event this AGREEMENT is terminated by the CLIENT, CLIENT shall pay to CONSULTANT (i) any and all remaining payments under Schedule B of the AGREEMENT and all incurred expenses relating to services rendered prior to the termination date; and (ii) any other fees and expenses CONSULTANT is required to incur due to non-cancellable obligations assumed during the term and all other costs CONSULTANT may incur to terminate any other obligations incurred du ring the term.

3

12.	SEVERABILITY

The waiver by any party of the breach or violation of any provision of this AGREEMENT shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or another provision of the AGREEMENT. If any provision of this AGREEMENT is held to be unenforceable for any reason, such unenforceability shall not affect the remainder of this AGREEMENT, which shall remain in full force and effect and be enforceable in accordance with its terms.

13.	RESOLUTION OF DISPUTES

Except for the right of any party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm, any dispute, other than disputes regarding the construction, validity or enforcement of patents, CONSULTANT and CLIENT will attempt in good faith to resolve any controversy or claim between the parties arising out of or relating to this AGREEMENT promptly by negotiations between the parties for a period up to thirty (30) days before resorting to a court of competent jurisdiction.

14.	FORCE MAJEURE

No party to this AGREEMENT shall be liable or deemed to be in default for any delay or failure of performance under this AGREEMENT or other interruption resulting directly or indirectly from acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failures of transportation, strikes or other work interruptions by either party’s employees or agents or any similar or dissimilar cause beyond the reasonable control of either party.

15.	NOTICE

Any notice to CONSULTANT or CLIENT, and any invoice to CLIENT given, made or served for any purpose under this AGREEMENT shall be sufficient if given, made or served either personally by a recognized overnight courier service; by sending the same by first class pre-paid post; by email or facsimile; or by delivering the same by band to CONSULTANT or CLIENT, as the case may be, at the respective address set forth on the signature page to this AGREEMENT or at such other address as each party may from time to time notify the other of in writing. Any notice sent by post as provided in this Section shall be deemed to have been given, made or served three (3) days after dispatch.

4

16.	GOVERNING LAW

This AGREEMENT shall be governed by and construed in accordance with the Jaws of the Commonwealth of Pennsylvania.

17.	MISCELLANEOUS

Failure to insist upon compliance with any of the terms and conditions of this AGREEMENT shall not constitute a general waiver or relinquishment of any such terms or conditions, and the same shall remain at all times in full force and effect. This AGREEMENT contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements and understandings. The obligations of the parties contained in Sections 2, 6, 7 and 13 shall survive the expiration of this AGREEMENT. Any caption used in this AGREEMENT is inserted for convenience and reference only and is to be ignored in the construction and interpretation of the provisions hereof. This AGREEMENT may be signed in separate counterparts, and electronic and/or facsimile signatures will be accepted as originals.

5

If the stated terms are acceptable, please indicate such agreement by signing below.

FOR: MDB Communications LLC 41 University Drive, Suite 400-01 Newtown, PA 18940		FOR: Relmada Therapeutics, Inc. 275 Madison Avenue, STE #702 New York, NY 10016

By: Michael D. Becker		By: Sergio Traversa
Title: President & Founder		Title: CEO
Signature:	/s/ Michael D. Becker	Signature:	/s/ Sergio Traversa
Date: 2/15/17		Date: 2/15/17

6

Schedule A

Scope of Potential Services to be Provided by

CONSULTANT

CONSULTANT shall provide professional services to the CLIENT that may include some, or all, of the following:

●	Accounting and finance services

●	Investor, media and public relations

●	New, digital and social media

●	Business development

●	Project management

7

Schedule B

Compensation to CONSULTANT

In return for services under the AGREEMENT, CLIENT agrees to pay CONSULTANT US$210,000.00 that will be divided into three (3) equal installments of US$70,000.00. CLIENT will pay the first installment in advance, due immediately upon signing of the AGREEMENT, and the remaining two installments will be invoiced and due on May 15, 2017 and September 15, 2017, respectively.

Any payments due hereunder which are not received by CONSULTANT within thirty (30) days after the due date, shall incur a one and one-half percent (1.5%) late fee, or the highest amount allowed by applicable law, whichever is lower, per month until paid in full.

8